UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2022

SENMIAO TECHNOLOGY LIMITED
(Exact name of registrant as specified in its charter)

Nevada	001-38426	35-2600898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16F, Shihao Square, Middle Jiannan Blvd. High-Tech Zone, Chengdu Sichuan, People’s Republic of China	610000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +86 28 61554399

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AIHS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The disclosure under Item 1.02 herein below is incorporated by reference under this item 1.01.

Item 1.02 Termination of a Material Definitive Agreement.

Termination of the VIE Arrangement over Jinkailong

On March 31, 2022, Hunan Ruixi Financial Leasing Co., Ltd. (“Ruixi”), a majority owned subsidiary of Senmiao Technology Limited, a Nevada corporation (the “Company”), holding 35% equity interest of Sichuan Jinkailong Automobile Leasing Co., Ltd. (“Jinkailong”), entered into an Agreement for the Termination of the Agreement for Concerted Action by Shareholders of Jinkailong (the “Termination Agreement”), pursuant to which the Agreement for Concerted Action by Shareholders with respect to Jinkailong signed on August 26, 2018 (“Voting Agreement No.1”) and the Agreement for Concerted Action by Shareholders with respect to Jinkailong signed on February 13, 2020 (“Voting Agreement No.2”, collectively, “Voting Agreements”) shall be terminated as of the date of the Termination Agreement. The parties unanimously recognize that the termination will not impair the past and future legitimate rights and interests of all parties in Jinkailong. As of March 31, 2022, the parties will no longer maintain a concerted action relationship with respect to the decision required to take concerted action at its shareholders meetings as stipulated in the Voting Agreements. Each party shall independently express opinions and exercise various rights such as voting rights and perform relevant obligations in accordance with the provisions of laws, regulations, normative documents and the Jinkailong’s articles of association.

As a result of the Termination Agreement, Jinkailong ceased to be a variable interest entity (“VIE”) to Ruixi. The Company, through Ruixi, will continue to keep its 35% equity interests in Jinkailong.

The description of terms and conditions of the Termination Agreement set forth herein does not purport to be complete and is qualified in its entirety by the full text of the Agreement, the English translated version of which is attached hereto as Exhibits 10.1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Further to the Company’s prior disclosure on the current reports on Form 8-K filed on March 25, 2022 and April 5, 2022, the Company filed a certificate of change with the State of Nevada effecting a simultaneous reduction of its authorized number of shares of the common stock, par value $0.0001 per share (the “Common Stock”) and its issued and outstanding number of shares of the Common Stock at a ratio of 1:10 (the “Reverse Split”) on April 6, 2022. No amendment to the Company’s Articles of Incorporation is required in connection with the Reverse Split pursuant to Nevada Revised Statute 78.209. The Reverse Split became effective at the open of the trading of the Common Stock on April 6, 2022.

Item 9.01 Financial Statements and Exhibits.

(b)

Pro Forma Financial Information reflecting the financial statements of the Company for the nine months ended December 31, 2021 and the year ended March 31, 2021 with the deconsolidation of Jinkailong is filed as Exhibit 99.1 to this Current Report on Form 8-K.

(d)	Exhibits.

Exhibit No.	Description

3.1	Certificate of Change of the Company filed with the State of Nevada on March 30, 2022
3.2	Certificate of Correction filed with the State of Nevada on April 5, 2022
10.1	English Translation of Agreement for the Termination of the Agreement for Concerted Action by Shareholders of Jinkailong*
99.1	Pro Forma Financial Information
104	Inline XBRL for the cover page of this Current Report on Form 8-K

* Portions of this exhibit have been redacted in compliance with Item 601(b)(10) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENMIAO TECHNOLOGY LIMITED

Date: April 6, 2022	By:	/s/ Xi Wen
	Name:	Xi Wen
	Title:	Chief Executive Officer